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                                                                     EXHIBIT 4.2

      INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE ON MAY 25, 2001

CLASS B COMMON STOCK                                        CLASS B COMMON STOCK

    NUMBER                                                        SHARES

     VLT

                                  VIALTA, INC.

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                   AND RESTRICTIVE LEGENDS

                                                     CUSIP 92554D 20 7

This certifies that ___________________________________________________ is the
registered holder of __________________________________________________ Shares
FULLY PAID AND NONASSESSABLE OF CLASS B COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

                                  VIALTA, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______________________ day of __________________A.D. 20_________


/s/ FRED S.L. CHAN                                  /s/ FRED S.L. CHAN
----------------------------                        ----------------------------
Fred S.L. Chan, Secretary                           Fred S.L. Chan, Chairman


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THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144
UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH
SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SHARES (THE "LOCK-UP AGREEMENT") FOR A PERIOD OF 180 DAYS FOLLOWING THE DATE OF THE DISTRIBUTION OF SHARES OF THE COMPANY'S CLASS A COMMON STOCK BY ESS TECHNOLOGY, INC. ("ESS") TO THE HOLDERS OF ESS COMMON STOCK (THE "DISTRIBUTION"). THE LOCK-UP AGREEMENT EXPIRES BY ITS TERMS 180 DAYS FOLLOWING THE DATE OF THE DISTRIBUTION.

      FOR VALUE RECEIVED, _________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ____________________________________________________ ________________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________________________________ ATTORNEY TO
TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

      DATED _______________, 20__

            IN PRESENCE OF ___________________________________________________

      NOTICE - THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.